EXHIBIT 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement, made as of September 12, 2007 (this “Amendment”), is between FANSTEEL INC., a Delaware corporation (“Fansteel”), and WELLMAN DYNAMICS CORPORATION, a Delaware corporation (“Wellman”, and together with Fansteel, “Borrowers”, and each a “Borrower”), and Fifth Third Bank, a Michigan banking corporation (the “Lender”).  Capitalized terms used in this Amendment and not otherwise defined herein have the meanings assigned to such terms in the Loan Agreement as defined below.

WITNESSETH

WHEREAS, the Borrowers and the Lender are parties to that certain Loan and Security Agreement dated as of July 15, 2005, as amended by that certain First Amendment to Loan and Security Agreement dated as of December 4, 2006, and as amended by that certain Second Amendment to Loan and Security Agreement dated as of June 5, 2007 (as such agreement has been amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrowers have requested a Term Loan up to a maximum aggregate amount of $3,000,000 maturing on March 2, 2009, and have also requested a waiver of certain covenant violations;

WHEREAS, the Lender is willing to modify the Loan Agreement and provide additional financing and such waiver, all on the terms and subject to the conditions of this Amendment;

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Amendment agree as follows:

SECTION 1.          AMENDMENT TO LOAN AGREEMENT

On the date this Amendment becomes effective, after satisfaction by the Borrowers of each of the conditions set forth in Section 3 (the “Effective Date”), the Loan Agreement is amended as follows:

1.1           Section 1.17 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:

“Disposition” shall mean the sale, lease, conveyance or other disposition of Property, including, without limiting the generality of the foregoing, the sale, transfer or other disposition of the capital stock of any Subsidiary.

1.2           Section 1.18 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:

“EBITDA” shall mean, for any period and any Person, as determined in accordance with GAAP, the sum of (a) such Person’s net income (or net loss) for such period, plus (b) all amounts deducted from net income (or net loss) for such period for interest expense, income tax expense, depreciation and amortization for such period, all on a consolidated basis, plus (c) extraordinary expenses.

1.3           Section 1.57 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:

“Maximum Revolving Loan Limit” shall mean the total of all advances outstanding at any one time under the Revolving Loan, which at no time, in the aggregate, shall exceed Twenty One Million Five Hundred Thousand and No/100 Dollars ($21,500,000).

1.4           Section 1.61 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:

“Net Proceeds” shall mean proceeds in cash, checks or other cash equivalent financial instruments as and when received by a Borrower in connection with a Disposition, net of: (a) the direct costs relating to such a Disposition excluding amounts payable to such Borrower, (b) sales, use or other transaction taxes paid or payable as a result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a lien, claim, encumbrance or security interest on the asset which is the subject of such Disposition, but, without limiting the generality of the foregoing and for the avoidance of any doubt, not net of any amounts which constitute Asset Sale Proceeds, (as defined in the FMRI Primary Note), which may be payable to one or more of the holders of the FMRI Notes.  “Net Proceeds” shall also include proceeds paid on account of any Event of Loss, and net of (i) all money actually applied within one hundred eighty (180) days of the receipt thereof to repair or reconstruct the damaged Property or to replace the damaged or lost Property, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payment, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

1.5           Section 1.79 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:

“Revolving Loans” shall have the meaning ascribed to it in Section 2.1 of this Agreement, and where the context so requires shall also mean both the Revolving Loans and the Term Loan.

1.6           The following definition is hereby added as Section 1.90 to the Loan Agreement:

“Term Loan” shall mean the aggregate unpaid balance, as of any date, of all drawings by Borrowers of the Term Loan Draw Availability advanced by Lender.

1.7           The following definition is hereby added as Section 1.91 to the Loan Agreement:

“Term Loan Draw Availability” shall have the meaning ascribed to it in Section 2.1(B) of this Agreement.

1.8           The following definition is hereby added as Section 1.92 to the Loan Agreement:

“Success Fee” shall have the meaning ascribed to it in Section 2.8(d) of this Agreement.

1.9           Section 2.1 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:

2.1           Revolving Loan Facility and Term Loan.  (A)  Lender may, in its good faith discretion, make available for Borrowers’ use from time to time during the term of this Agreement, upon Borrowers’ request therefor, certain revolving loans and other financial accommodation, including letters of credit (“Revolving Loan Facility”).  The Revolving Loan Facility shall be subject to all of the terms and conditions of this Agreement and shall consist of (a) a revolving line of credit consisting of discretionary Advances against Eligible Accounts, Eligible Inventory, and Borrowers’ Equipment (the “Revolving Loans”) in an aggregate principal amount not to exceed, at any time, the lesser of (i) Twenty One Million Five Hundred Thousand and No/100 Dollars ($21,500,000), less the greater of (x) One Million Five Hundred Thousand and No/100 Dollars ($1,500,000) or (y) the amount outstanding from time to time on any credit cards issued by Lender for the benefit of Borrowers, and (ii) the amount of Revolving Availability of Borrowers, which Revolving Loans shall be evidenced by a Revolving Loan Note.

As used in this Agreement, “Revolving Availability” with respect to each Borrower shall mean, and, at any particular time and from time to time, be equal to the sum of (i) up to eighty-five percent (85%) of the net amount (after deduction of such reserves as Lender deems proper and necessary in its sole discretion) of Eligible Accounts of such Borrower, plus (ii) up to the lesser of (A) Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000) and (B) sixty percent (60%) of the lower of cost or market value of Eligible Inventory of such Borrower (net of such reserves as Lender deems proper and necessary in its sole discretion), plus (iii) up to the lesser of (A) Two Million Three Hundred Thirty Thousand Six Hundred Forty Five and No/100 Dollars ($2,330,645) and (B) seventy-five percent (75%) of the orderly liquidation value of such Borrower’s Equipment as determined by an appraiser acceptable to Lender in its sole discretion (net of such reserves as Lender deems proper and necessary in its sole discretion), less the face amount of any Letters of Credit issued on behalf of such Borrower and the amount of any drawn upon but unpaid Letters of Credit.

At no time shall a Borrower borrow amounts under the Revolving Loan which in the aggregate exceed its respective Revolving Availability and in no event shall the amounts borrowed by Borrowers in the aggregate at any time exceed the Maximum Revolving Loan Limit.

The Revolving Loans shall be repayable in full on March 2, 2009 and as provided in Section 4.2 of this Agreement.  Subject to the foregoing limits and the other terms and conditions contained herein, and provided that no Default or Event of Default then exists, funds out of the Revolving Loan Facility may be advanced, repaid and re-advanced.

It is expressly understood and agreed by Borrowers that nothing contained in this Agreement shall, at any time, require Lender to make loans (including any advances of the Term Loan Draw Availability), advances or other extensions of credit (collectively, “Advances”) to Borrowers and the making and amount of such loans, advances or other extensions of credit to Borrowers under this Agreement shall at all times, be in Lender’s reasonable good faith discretion.  Lender may, in the exercise of such discretion, at any time and from time to time, upon at least seven (7) days’ prior written notice to Borrowers, increase or decrease the advance percentages to be used in determining Revolving Availability, which are contained in this Section 2.1(A) and, in the event such percentages are decreased, such decrease shall become effective seven (7) days following Borrowers receipt of such notice for the purpose of calculating the Revolving Availability.  The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Lender in good faith.  In determining whether to reduce the advance percentages, Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts and Eligible Inventory.

(B)  Until February 29, 2008 (or, if earlier, the Term Loan Maturity Date, as defined below) and subject to the other terms and conditions of this Agreement, Lender will make a non-revolving line of credit available to be drawn by Borrowers up to a maximum aggregate amount of $3,000,000 (the remaining amount available to be drawn, as of any date, being the “Term Loan Draw Availability”).  The proceeds of each drawing of the Term Loan Draw Availability may only be used for Borrowers’ general working capital purposes and corporate purposes not in violation of the terms of this Agreement.  The Term Loan Draw Availability will be zero ($0) dollars on and after February 29, 2008, and Borrowers may not make any further drawings of the Term Loan Draw Availability on and after such date.  The minimum amount of each drawing that Borrowers can request is $250,000.  The Term Loan shall be repayable in full on the earlier of (the “Term Loan Maturity Date”): (i) March 2, 2009, or (ii) as provided in Section 4.2 of this Agreement.  Amounts repaid under the Term Loan may not be reborrowed.  The Term Loan shall be evidenced by a Term Loan Note, the form of which is attached hereto as Exhibit B.  To request an advance of the Term Loan Draw Availability, Borrowers will first provide Lender with a duly completed draw request form in the form of Exhibit B-1 attached (a “Draw Request”).  Subject to the terms and conditions of this Agreement, Lender will fund the amount of the requested drawing of the Term Loan Draw Availability, as set forth in the Draw Request, by crediting the same to Borrowers’ operating account with Lender.  Each Draw Request must be received by Lender prior to 12:00 p.m. (Noon) Chicago time) on the requested borrowing date, which shall be a Business Day.  Each Draw Request submitted to Lender shall be irrevocable by Borrowers.

1.10           Section 2.4 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:

2.4           Mandatory Prepayments of Loans and Commitment Reductions.

(a)           Asset Dispositions.  If either Borrower shall at any time or from time to time:

(i)        make or agree to make a Disposition; or

(ii)       suffer an Event of Loss;

in each case in an amount in excess of $50,000, then (A) such Borrower shall promptly notify Lender of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by such Borrower in respect thereof) and (B) promptly upon receipt by such Borrower of the Net Proceeds of such Disposition or Event of Loss, such Borrower shall deliver such Net Proceeds to Lender to be applied against the Liabilities in accordance with the provisions of subsection 2.4(d) hereof.

(b)           Equity Issuances.  If either Borrower shall issue new common or preferred equity, such Borrower shall promptly notify Lender of the estimated Net Issuance Proceeds of such issuance to be received by such Borrower in respect thereof and promptly upon receipt by such Borrower of the Net Issuance Proceeds of such issuance, such Borrower shall deliver to Lender, an amount equal to 100% of such Net Issuance Proceeds, for application against the Liabilities in accordance with the provisions of subsection 2.4(d) hereof.

(c)           Reduction of Commitment.  Borrowers may permanently reduce the amount of the Revolving Loan Facility at any time without penalty or premium.

(d)           Application of Net Proceeds.  Any Net Proceeds or the Net Issuance Proceeds paid to Lender pursuant to this Section 2.4 shall be applied (i) first to pay any unpaid expenses and fees, then to pay any accrued interest due under the Revolving Loan, (ii) then to pay any principal balance then due under the Revolving Loan, until paid in full,(iii) then to pay expenses and fees accrued under the Term Loan, including the Success Fee, (iv) then to pay any accrued interest due under the Term Loan, and (v) and finally to pay principal due under the Term Loan.  Any principal payments made under the Term Loan shall be accompanied by the Success Fee due under Section 2.8(d) hereof.  Nothing in this Section 2.4 shall be construed to constitute Lender’s consent to any transaction that is not expressly permitted by other provisions of this Agreement or any of the Ancillary Agreements.  Borrowers agree that Lender may grant or withhold consent to any requested Disposition (that is not expressly permitted by other provisions of this Agreement or the Ancillary Agreements) and impose any conditions to granting such consent, all in Lender’s sole discretion.

1.11           Section 2.5 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:

2.5           Interest.

(a)           Subject to Section 2.5(c), each Revolving Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the Prime Rate.  The Term Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to thirteen percent (13%).

(b)           Interest on each Revolving Loan and Term Loan shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the date of any payment of the Revolving Loans and Term Loan in full and, during the existence of any Default or Event of Default, interest shall be payable on demand of Lender.

(c)           While any Default or Event of Default exists and is continuing and/or after maturity of the Revolving Loans or Term Loan, as the case may be, (whether by acceleration or otherwise), unless Lender shall otherwise then agree, Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Liabilities due and unpaid, at a rate per annum equal to the Prime Rate plus two and one-half percent (2.5%), in the case of the Revolving Loans, and at a rate per annum equal to sixteen percent (16%), in the case of the Term Loan.

(d)           Anything herein to the contrary notwithstanding, the obligations of Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by Lender would be contrary to the provisions of any law applicable to Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by Lender, and in such event Borrowers shall pay Lender interest at the highest rate permitted by applicable law.

(e)           Interest shall be based on the average daily outstanding loans for each month and shall be computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by such average daily outstanding principal balance, multiplied by the actual number of days such average daily principal balance is outstanding, and shall be payable on the applicable Interest Payment Date.  With respect to Revolving Loans, any change in the Prime Rate shall be effective as of the effective date stated in the announcement by Lender of such change.  All sums paid, or agreed to be paid, by Borrowers which are, or hereafter may be construed to be, compensation for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, spread and allocated throughout the full term of all such indebtedness until the indebtedness is paid in full.

1.12         The following subsection 2.8(c) is hereby added to the Agreement:

(c)           Upon payment of any principal due under the Term Loan, Borrowers shall pay a success fee (“Success Fee”) in the amount as set forth in the following grid:

Date of Payment	Amount of Success Fee

Any date prior to February 29, 2008	3% of principal amount repaid during such period

Any date on or after February 29, 2008 and before May 31, 2008	5% of principal amount repaid during such period

Any date on or after May 31, 2008 and before August 31, 2008	6% of principal amount repaid during such period

Any date on or after August 31, 2008	7% of principal amount repaid during such period

Notwithstanding the foregoing, Borrowers will pay to Lender, on the Term Loan Maturity Date (as defined in Section 2.1(B)), any accrued but unpaid Success Fee in accordance with this Agreement.

1.13         The following Section 2.10 is hereby added to the Agreement:

2.10           Voluntary Prepayments of the Term Loan.  As long as Borrowers are not in Default under the terms of this Agreement, and provided that Borrowers have sufficient Revolving Availability, both before and after making payment under the Term Loan, Borrowers may draw on the Revolving Loan Facility to make voluntary prepayments of the Term Loan, provided, however, each such payment shall be accompanied by the Success Fee required under Section 2.8(d) hereof and shall be in minimum amounts of $100,000 each.

1.14          Section 4.1 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:

4.1           Borrowers’ Loan Account; Method of MakingPayments.  Lender shall maintain a loan account (“Loan Account”) on its books in which shall be recorded (i) all loans and advances made by Lender to Borrowers pursuant to this Agreement, (ii) all payments made by Borrowers on all such loans and advances and (iii) all other appropriate debits and credits as provided  in this Agreement, including, without limitation, all fees, charges, expenses and interest.  All entries in Borrowers’ Loan Account shall be made in accordance with Lender’s customary accounting practices as in effect from time to time.  Unless otherwise agreed to in writing from time to time thereafter, all payments which Borrowers are required to make to Lender under this Agreement or under any of the Ancillary Agreements shall be initiated by Lender in accordance with the terms this Agreement from Borrowers’ accounts at Lender or its Affiliates through Lender’s or such Affiliate’s then current automated bill paying service (“BillPayer Service”).  Borrowers hereby authorize Lender and its Affiliates to initiate such payments from Borrowers’ accounts at Lender (or any replacements thereof at Lender or its Affiliates).  Borrowers agree that use of Lender’s or its Affiliate’s then current BillPayer Service will be governed by the then current standard terms and conditions thereof.  Borrowers further acknowledge and agree to maintain payments hereunder through such BillPayer Service throughout the term of this Agreement.

1.15         Section 4.2 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:

4.2           Payment Terms for Loans.  All of the amounts due under the Revolving Loan Facility and Term Loan shall be payable at the address of Lender set forth in Section 14.10 of this Agreement.  (i) Interest shall be payable in arrears on the last day of each month (for the immediately preceding month) out of the first collections received with respect to any proceeds of Collateral, (ii) fees, costs, expenses and similar charges shall be payable as and when provided in this Agreement or the Ancillary Agreements, (iii) the principal balance of the Revolving Loans shall, among other sources, be payable from collections received with respect to any proceeds of Collateral as such proceeds are received, (iv) the principal balance of the Term Loan shall, among other sources, be payable from any proceeds of Collateral as such proceeds in accordance with this Agreement, and (v) all outstanding Liabilities shall be immediately due and payable as provided in Sections 2.1 and 13.2 and on the termination of this Agreement; provided, however, that if at any time the outstanding principal balance of the Liabilities (exclusive of the Term Loan) exceeds the Revolving Availability, Borrowers shall immediately pay to Lender such amount as is necessary to eliminate such excess.

1.16          Section 10.1(d)(v) of the Agreement is hereby deleted in its entirety.  The Borrowers will no longer be required to deliver to the Lender a Covenant Compliance Certificate.

1.17          Section 14.3 of the Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:

14.3           Attorneys’ Fees and Expenses; Lender’s and Participant’s Out-of-Pocket Expenses.  If, at any time or times, whether prior or subsequent to the date hereof, and regardless of the existence of a Default or an Event of Default, and regardless of whether any Advances shall have been made hereunder, Lender, or any Participant, employs counsel for advice or other representation or incurs legal and/or other costs and expenses in connection with:

(a)           The preparation, negotiation, delivery, administration and/or execution of this Agreement, all Ancillary Agreements, any amendment of or modification of this Agreement or the Ancillary Agreements or any sale or attempted sale of any interest herein to an assignee or a Participant;

(b)           Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement, the Ancillary Agreements or a Borrower’s or Borrowers’ affairs;

(c)           Any attempt to enforce any rights of Lender or any Participant against a Borrower or Borrowers or any other Person which may be obligated to Lender by virtue of this Agreement or the Ancillary Agreements, including, without limitation, the Account Debtors or any guarantor; and/or

(d)           Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral; then, in any such event, the reasonable attorneys’ fees arising from such services and all reasonably incurred expenses, costs, charges and other fees of such counsel or of Lender or any Participant in any way or respect arising in connection with or relating to any of the events or actions described in this Section 14.3 shall be payable, on demand, by Borrowers to Lender and any Participant and shall be additional Liabilities hereunder secured by the Collateral.  Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include paralegals’ fees, costs and expenses; accountants’ fees, costs and expenses; court costs, fees and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram and telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such services; and all documentation fees, filing fees, taxes, title expenses, collateral monitoring expenses, appraisal fees, searches and other expenses.

SECTION 2.          WAIVER OF COVENANT VIOLATIONS

2.1    Pursuant to the terms of Section 10.7(a) of the Agreement, Borrowers were  required to have EBITDA for the fiscal year ending December 31, 2006 of not less than $3,600,000.  Pursuant to the terms of Section 10.7(b), Borrowers were required to have a Leverage Ratio of not greater than 10:1 for the period ending May 31, 2007.  Pursuant to the terms of Section 10.7(c), Borrowers were required to have a Debt Service Ratio of not less than 1.25:1 for the period ending December 31, 2006.  Borrowers have not met those requirements and have requested a waiver of the foregoing provisions for the period stated above.  Lender hereby waives such violations for the periods stated herein.  This waiver is  a waiver of the specific provisions specified herein for the time periods specified and is not, nor should it be construed to be, a waiver of any other provision of the Agreement, whether or not similar to the waiver enumerated herein.

SECTION 3.          REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Amendment, the Borrowers represent and warrant to the Lender that:

3.1           Due Authorization: Authority; No Conflicts; Enforceability. The execution delivery and performance by the Borrowers of this Amendment and the other documents delivered under Section 4 (collectively the “Amendment Documents”) are within each of their respective corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental, regulatory or other approvals (if any are required), and do not and will not contravene or conflict with any provision of (i) any law, (ii) any judgment, decree or order or (iii) its respective articles of incorporation or by-laws, and do not and will not contravene or conflict with, or cause any lien to arise under, any provision of any agreement or instrument binding upon the Borrowers or upon any of its respective properties.  This Amendment, the Loan Agreement, as amended by this Amendment, and the other Amendment documents are the legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their respective terms.

3.2           No Default: Representations and Warranties.  Other than set forth in Section 2 hereof, as of the Effective Date, (i) no Default or Event of Default under the Loan Agreement has occurred and is continuing and (ii) the representations and warranties of the Borrowers contained in the Loan Agreement are true and correct.

SECTION 4.          CONDITIONS TO EFFECTIVENESS

The obligation of the Lender to make the amendments and modifications contemplated by this Amendment, and the effectiveness thereof, are subject to the following:

4.1           Representations and Warranties. The representations and warranties of the Borrowers contained in this Amendment are true and correct as of the Effective Date.

4.2           Closing Fee.  Borrowers shall pay Lender a closing fee of $90,000 in connection with the Term Loan.  The fee shall be due and payable and shall be deemed fully earned upon execution of this Amendment.

4.3           Documents. The Lender has received all of the following, each duly executed and dated as of the Effective Date (or such other date as is satisfactory to the Lender) in form and substance satisfactory to the Lender:

(a)           Amendment. This Amendment.

(b)           Revolving Note.  The Revolving Note, the form of which is attached hereto as Exhibit A.

(c)           Term Note.  The Term Note, the form of which is attached hereto as Exhibit B.

(d)           Pledge and Security Agreement.  The Pledge and Security Agreement, executed by Fansteel, Inc., the form of which is attached hereto as Exhibit C.

(e)           Wellman Dynamics Corporation Stock.  1,000 shares of Wellman Dynamics Corporation common stock.

(f)           Regulation U Form.  A fully executed Regulation U form, executed by Fansteel, Inc.

(g)           Assignment Separate from Certificate.  An Assignment separate from certificate, executed in blank by Fansteel, Inc.

(h)           Consents. Etc. Certified copies of any documents evidencing any necessary corporate action, consents and governmental approvals, if any, with respect to this Amendment, the Amendment Documents or any other document provided for under this Amendment.

(h)           Other. Such other documents as the Lender may reasonably request.

SECTION 5.          MISCELLANEOUS

5.1           Captions.  The recitals to this Amendment (except for definitions) and the section captions used in this Amendment are for convenience only, and do not affect the construction of this Amendment.

5.2           Governing Law: Severability. This Amendment is a contract made under and governed by the internal laws of the State of Illinois.  Wherever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

5.3           Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart will be deemed to be an original, but all such counterparts together constitute but one and the same Amendment.

5.4           Successors and Assigns. This Amendment is binding upon the Borrowers, the Lender and their respective successors and assigns, and inures to the sole benefit of the Borrowers, the Lender and their successors and assigns. The Borrowers have no right to assign their rights or delegate their duties under this Amendment.

5.5           References.  From and after the Effective Date, each reference in the Loan Agreement to “this Agreement,” “hereunder,” hereof,” “herein “ or words of like import, and each reference in the Loan Agreement or any other Financing Agreement to the Loan Agreement or to any term, condition or provision contained “thereunder,” “thereof,” “therein,” or words of like import, means and be a reference to the Loan Agreement (or such term, condition or provision, as applicable) as amended, supplemented, restated or otherwise modified by this Amendment.

5.6           Continued Effectiveness.  Notwithstanding anything contained in this Amendment, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement.  The parties to this Amendment expressly do not intend to extinguish the Loan Agreement.  Instead, it is the express intention of the parties to this Amendment to reaffirm the indebtedness created under the Loan Agreement.  The Loan Agreement remains in full force and effect and the terms and provisions of the Loan Agreement are ratified and confirmed.

5.7           Costs. Expenses and Taxes.  Borrowers affirm and acknowledge that Section 14.3 of the Loan Agreement applies to this Amendment and the transactions and agreements and documents contemplated under this Amendment.

(remainder of page left intentionally blank; signature page follows)

Delivered as of the day and year first above written.

FIFTH THIRD BANK

By: /s/ Michael E. May
Name: Michael E. May
Title: Vice President

FANSTEEL INC.

By: /s/ R. Michael McEntee
Name: R. Michael McEntee
Title: Vice President

WELLMAN DYNAMICS CORPORATION

By: /s/ R. Michael McEntee
Name: R. Michael McEntee
Title: Vice President

EXHIBIT A
to
Loan and Security Agreement

REVOLVING LOAN NOTE

$21,500,000	Chicago, Illinois
as of September 12, 2007

FOR VALUE RECEIVED, the undersigned, FANSTEEL INC., a Delaware corporation (“Fansteel”), and WELLMAN DYNAMICS CORPORATION, a Delaware corporation (“Wellman”, and together with Fansteel, “Borrowers”, and each a “Borrower”), hereby jointly and severally unconditionally promise to pay to the order of FIFTH THIRD BANK, a Michigan banking corporation (“Lender”), at Lender’s office at 222 South Riverside Plaza, 33rd Floor, Chicago, Illinois 60606, or at such other place as Lender may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of TWENTY ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($21,500,000), or the aggregate unpaid principal amount of all advances of the Revolving Loan Facility made pursuant to subsection 2.1(A) of the Loan Agreement (as hereinafter defined) at such times as are specified in and in accordance with the provisions of the Loan Agreement.  This Revolving Loan Note (this “Note”) is referred to in and was executed and delivered pursuant to the Third Amendment to that certain Loan and Security Agreement dated as of July 15, 2005 by and among Borrowers and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “Loan Agreement”), to which reference is hereby made for a statement of the terms and conditions under which the loan and other advances evidenced hereby were made and are to be repaid and for a statement of Lender’s remedies.  All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

Borrowers promise to pay interest, including default interest, on the outstanding unpaid principal amount hereof, as provided in the Loan Agreement.  If demand is not sooner made, all accrued interest and principal, if not sooner paid, shall be due and payable on March 2, 2009.

Interest on this Note shall be payable at the rates and from the dates specified in the Loan Agreement, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Loan Agreement.  Interest shall be payable on the last Business Day of each month hereafter.

This Note is secured pursuant to the Loan Agreement and the other Ancillary Agreements referred to therein, and reference is made thereto for a statement of the terms and conditions of such security.

Lender shall have the continuing exclusive right to apply and to reapply any and all payments hereunder against the Liabilities of Borrowers, in accordance with the terms of the Loan Agreement.

Each Borrower hereby waives demand, presentment, protest, notice of demand, presentment, protest and nonpayment.  Each Borrower also waives all rights to notice and hearing of any kind upon the occurrence of a Default or an Event of Default prior to the exercise by Lender, of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due whether by acceleration or otherwise.

THIS NOTE SHALL BE DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS.  WHENEVER POSSIBLE EACH PROVISION OF THIS NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE PROVISIONS OF THIS NOTE.  ALL REFERENCES TO THE SINGULAR SHALL BE DEEMED TO INCLUDE THE PLURAL, AND VICE VERSA, WHERE THE CONTEXT SO REQUIRES.  WHENEVER IN THIS NOTE REFERENCE IS MADE TO LENDER OR A BORROWER OR BORROWERS, SUCH REFERENCE SHALL BE DEEMED TO INCLUDE AS APPLICABLE, A REFERENCE TO THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.  THE PROVISIONS OF THIS NOTE SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF SUCH SUCCESSORS AND ASSIGNS.  EACH BORROWER’S SUCCESSORS AND ASSIGNS SHALL INCLUDE, WITHOUT LIMITATION, A RECEIVER, TRUSTEE OR DEBTOR IN POSSESSION OF OR FOR SUCH BORROWER.  EACH BORROWER SHALL BE JOINTLY AND SEVERALLY OBLIGATED HEREUNDER.

This Revolving Note replaces that certain Revolving Note in the original principal amount of $21,500,000, dated December 4, 2006, and does not constitute payment thereof or a novation therefor.

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IN WITNESS WHEREOF, each Borrower has caused its duly authorized representative to execute this Revolving Loan Note as of the date first set forth above.

FANSTEEL INC.

By:
Name:
Title:

WELLMAN DYNAMICS CORPORATION

By:
Name:
Title:

EXHIBIT B
to
Loan and Security Agreement

TERM LOAN NOTE

$3,000,000	Chicago, Illinois
as of September 12, 2007

FOR VALUE RECEIVED, the undersigned, FANSTEEL INC., a Delaware corporation (“Fansteel”), and WELLMAN DYNAMICS CORPORATION, a Delaware corporation (“Wellman”, and together with Fansteel, “Borrowers”, and each a “Borrower”), hereby jointly and severally unconditionally promise to pay to the order of FIFTH THIRD BANK, a Michigan banking corporation (“Lender”), at Lender’s office at 222 South Riverside Plaza, 33rd Floor, Chicago, Illinois 60606, or at such other place as Lender may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000), or the aggregate unpaid principal amount of all advances of the Term Loan Draw Availability made pursuant to subsection 2.1(B) of the Loan Agreement (as hereinafter defined) at such times as are specified in and in accordance with the provisions of the Loan Agreement.  This Term Loan Note (this “Note”) is referred to in and was executed and delivered pursuant to the Third Amendment to that certain Loan and Security Agreement dated as of July 15, 2005 by and among Borrowers and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “Loan Agreement”), to which reference is hereby made for a statement of the terms and conditions under which the loan and other advances evidenced hereby were made and are to be repaid and for a statement of Lender’s remedies.  All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

Borrowers promise to pay interest, including default interest, on the outstanding unpaid principal amount hereof, and the Success Fee, all as provided in the Loan Agreement.  If demand is not sooner made, all accrued interest, Success Fee and principal, if not sooner paid, shall be due and payable on the Term Loan Maturity Date.

Interest on this Note shall be payable at the rates and from the dates specified in the Loan Agreement, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Loan Agreement.  Interest shall be payable on the last Business Day of each month hereafter.

This Note is secured pursuant to the Loan Agreement and the other Ancillary Agreements referred to therein, and reference is made thereto for a statement of the terms and conditions of such security.

Lender shall have the continuing exclusive right to apply and to reapply any and all payments hereunder against the Liabilities of Borrowers, in accordance with the terms of the Loan Agreement.

Each Borrower hereby waives demand, presentment, protest, notice of demand, presentment, protest and nonpayment.  Each Borrower also waives all rights to notice and hearing of any kind upon the occurrence of a Default or an Event of Default prior to the exercise by Lender, of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due whether by acceleration or otherwise.

THIS NOTE SHALL BE DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS.  WHENEVER POSSIBLE EACH PROVISION OF THIS NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE PROVISIONS OF THIS NOTE.  ALL REFERENCES TO THE SINGULAR SHALL BE DEEMED TO INCLUDE THE PLURAL, AND VICE VERSA, WHERE THE CONTEXT SO REQUIRES.  WHENEVER IN THIS NOTE REFERENCE IS MADE TO LENDER OR A BORROWER OR BORROWERS, SUCH REFERENCE SHALL BE DEEMED TO INCLUDE AS APPLICABLE, A REFERENCE TO THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.  THE PROVISIONS OF THIS NOTE SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF SUCH SUCCESSORS AND ASSIGNS.  EACH BORROWER’S SUCCESSORS AND ASSIGNS SHALL INCLUDE, WITHOUT LIMITATION, A RECEIVER, TRUSTEE OR DEBTOR IN POSSESSION OF OR FOR SUCH BORROWER.  EACH BORROWER SHALL BE JOINTLY AND SEVERALLY OBLIGATED HEREUNDER.

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IN WITNESS WHEREOF, each Borrower has caused its duly authorized representative to execute this Term Loan Note as of the date first set forth above.

FANSTEEL INC.

By:
Name:
Title:

WELLMAN DYNAMICS CORPORATION

By:
Name:
Title:

EXHIBIT C
to
Loan and Security Agreement

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Pledge Agreement”) dated as of September 12, 2007, is made by FANSTEEL, INC., a Delaware corporation (the “Pledgor”), for the benefit of FIFTH THIRD BANK, a Michigan banking corporation (the “Lender”).

R E C I T A L S:

WHEREAS, Pledgor is a director and shareholder of, and owns 1,000 shares of the issued and outstanding common stock in WELLMAN DYNAMICS CORPORATION, a Delaware corporation (the “Wellman”);

WHEREAS, Pledgor and Wellman (the “Borrowers”) have entered into a Loan and Security Agreement with Lender dated as of July 15, 2005 (as amended from time to time, the “Agreement”).  The Borrowers have requested the Lender to make a Term Loan, subject to the terms and conditions of the Agreement in the amount of THREE MILLION AND 00/100 DOLLARS ($3,000,000.00).  Terms used in this Pledge Agreement but not defined in this Pledge Agreement shall have the meaning ascribed to them in the Agreement.

WHEREAS, Pledgor has agreed, in consideration of the additional extension by the Lender of  the Term Loan, to pledge to the Lender one hundred percent (100%) of the issued and outstanding common stock of Wellman owned by it as security for the Loans advanced under the Agreement;

NOW, THEREFORE, in order to induce the Bank to make the Term Loan and in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.             Grant of Security Interest.  To secure the Obligations (as hereinafter defined), the Pledgor hereby pledges and grants to the Lender a security interest in and transfers and delivers to the Lender the following: (a) 1,000 shares, which constitute 98.8%) of the issued and outstanding capital stock of Wellman, and any and all shares of the capital stock of Wellman that Pledgor subsequently acquires, directly or indirectly including all substitutions of, and additions to, such stock; (b) executed and undated stock powers for the capital stock described in (a) above, in form and content satisfactory to the bank duly executed in blank and all requisite federal and state stock transfer tax stamps, if any (the items described in (a) and (b) above may collectively be referred to as the “Pledged Stock”); (c) all income and profits thereof, all distributions thereon, all other proceeds thereof and all rights, benefits and privileges pertaining to or arising from the Pledged Stock; and (d) such other collateral that may be provided after the date hereof to secure the Obligations.  All property at any time pledged with the Lender hereunder or in which the Lender is granted a security interest hereunder (whether described herein or not), subject to the provisions of Paragraph 3(c) below all income therefrom and proceeds thereof, may be referred to collectively as the “Pledged Security”.

2.             Obligations.   The obligations secured by this Pledge Agreement are the following (referred to collectively hereafter as the “Obligations”):

(a)           all obligations and agreements of Borrowers contained in (including, without limitation, the payment of all indebtedness of the Borrowera in respect of) the Agreement and any and all amendments, modifications or renewals thereof;

(b)           all amounts due to the Lender under that certain Revolving Note in the amount of $21,500,000.00, dated of even date herewith, from the Borrowers to the Lender and any and all modifications, extensions, renewals or refinancings thereof (the “Revolving Note”), including, but not limited to, all principal, interest and other amounts due under the Revolving Note;

(c)           all amounts due to the Lender under that certain Term Loan Note in the amount of $3,000,000.00, dated of even date herewith, from the Borrowers to the Lender and any and all modifications, extensions, renewals or refinancings thereof (the “Term Loan Note”), including, but not limited to, all principal, interest and other amounts due under the Term Loan Note (the Term Loan Note and the Revolving Note are hereafter referred to as the “Notes”);

(d)           all sums advanced by, or on behalf of, the Lender in connection with, or relating to, the Agreement, the Notes or the Pledged Security including, but not limited to, any and all sums advanced to preserve the Pledged Security, or to perfect the Lender’s security interest in the Pledged Security; and

(e)           in the event of any proceeding to enforce the satisfaction of the Obligations, or any of them, or to preserve and protect its rights under the Agreement, the Notes, this Pledge Agreement or any other agreement, document or instrument relating to the transactions contemplated in the Agreement, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Pledged Security, or of any exercise by the Lender of its rights, together with reasonable attorney’s fees, expenses and court costs.

3.             Additional Terms.

(a)           The Pledgor agrees that the Lender, after Default (as hereinafter defined), shall have full and irrevocable right, power and authority, to collect, withdraw or receipt for all amounts due or to become due and payable upon, in connection with, or relating to, the Pledged Security, to execute any withdrawal receipts respecting the Pledged Security, and to endorse the name of the Pledgor on any or all documents, instruments or commercial paper given in payment thereof, and at the Lender’s discretion to take any other action, including, without limitation, the transfer of any Pledged Security into the Lender’s own name or the name of any nominee for the Lender, which the Lender may deem necessary or appropriate to preserve or protect the Lender’s interest in any of the Pledged Security.

(b)           Unless a Default shall have occurred, the Pledgor shall be entitled to vote any and all shares of the Pledged Stock and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast, no consent, waiver or ratification shall be given and no action shall be taken by the Pledgor which would violate or be inconsistent with any of the terms of the Agreement, the Notes or this Pledge Agreement, or which would have the effect of impairing the position or interests of the Pledgor or any holder of the Notes.  All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease upon the occurrence of a Default.

(c)           Unless a Default shall have occurred, all dividends and other distributions payable in respect of the Pledged Security shall be paid to the Pledgor.  Upon the occurrence of a Default, all such dividends and other distributions and payments shall be paid to the Lender.  After a Default shall have occurred, all such amounts paid in respect of the Pledged Security shall, until paid or delivered to the Lender, be held in trust for the benefit of the Lender as additional Pledged Security to secure the Obligations.

4.             Representations, Warranties and Covenants.  The Pledgor further represents, warrants and agrees that:

(a)           The Pledgor is the legal, record and beneficial owner of, and has good and marketable title to, the Pledged Security, subject to no lien, claim, security interest or other encumbrance, except the security interest created by this Pledge Agreement.

(b)           Without the prior written consent of the Lender, the Pledgor will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Security, nor will it create, incur or permit to exist any lien, claim, security interest or other encumbrance with respect to any of the Pledged Security, or any interest therein, or any proceeds thereof, except for the security interest provided for by this Pledge Agreement.  Without the prior written consent of the Lender, the Pledgor agrees that it will not vote its shares in any manner which will permit or allow Wellman to: (i) issue or reissue any capital stock or other securities (or warrants therefor or other rights with respect thereto) in addition to or issue other securities of any nature in exchange or substitution for any of the Pledged Security; (ii) redeem any of the Pledged Security, or (iii) declare any stock dividend or split or otherwise change its capital structure.

(c)           The Pledged Security is genuine and in all respects represents what it purports to be and all the shares of the Pledged Stock have been duly and validly issued, and are fully paid and non-assessable.

(d)           The pledge, assignment and delivery of the Pledged Security pursuant to this Pledge Agreement creates a valid perfected security interest in the Pledged Security, and the proceeds thereof, subject to no prior lien, claim, security interest or other encumbrance or to any agreement purporting to grant to any third party a perfected security interest in the assets of the Pledgor which would include any of the Pledged Security.  The Pledgor will at all times defend the Lender’s right, title and security interest in and to the Pledged Security and the proceeds thereof against any and all claims and demands of any person adverse to the claims of the Lender.

(e)           The Pledgor will take such action and to execute such documents as the Lender may from time to time reasonably request relating to the Pledged Security or the proceeds thereof.

(f)           The Pledgor has full right, power and authority to enter into, to execute and to deliver this Pledge Agreement and this Pledge Agreement is binding upon, and enforceable against the Pledgor in accordance with its terms.

(g)           The Pledgor shall pay any fees, assessments, charges or taxes arising with respect to the Pledged Security.  In case of failure by the Pledgor to pay any such fees, assessments, charges or taxes, the Lender shall have the right, but shall not be obligated, to pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by the Pledgor to the Lender immediately upon demand together with interest at the rate equal to the Prime Rate (or, after the occurrence of a Default, the Default Rate, as such terms are defined in the Agreement) from the date of disbursement by the Lender to the date of payment by the Pledgor.

5.             Events of Default.  The Pledgor shall be in default under this Pledge Agreement upon the occurrence of any one or more of the following events or conditions (each a “Default”):

(a)           the nonperformance of any Obligation in any other instrument, document or agreement relating to the Obligations, including, without limitation, the Agreement and the Notes, which nonperformance continues beyond the applicable cure period, if any, specifically provided therefor;

(b)           the nonperformance of any Obligation made by the Pledgor in the Pledge Agreement fifteen (15) days after notice by the Lender;

(c)           any breach of any warranty, representation or covenant made by the Pledgor in this Pledge Agreement fifteen (15) days after notice by the Lender;

(d)           any breach of any warranty, representation or covenant made by the Pledgor in any other instrument, document or agreement between the Pledgor and Lender which breach remains uncured beyond any applicable time period, if any, specifically provided therefor;

(e)           any misrepresentation made by the Pledgor in this Pledge Agreement;

(f)           any misrepresentation made by the Pledgor or in any document furnished by the Pledgor, or in the Pledgor’s behalf, to the Bank in connection with this Pledge Agreement or the Pledged Security, which misrepresentation remains uncured beyond any applicable time period; if any, specifically provided therefor;

(g)           the claim or creation of any lien, claim, security interest or other encumbrance upon any of the Pledged Security or the making of any levy, judicial seizure, or attachment thereof; or

(h)           the dissolution, bankruptcy, insolvency or failure of the Pledgor.

6.             Rights of Parties upon Default.

(a)           In the event of the occurrence of a Default, in addition to all the rights, power and remedies the Lender shall be entitled to exercise, whether vested in the Lender by the terms of this Pledge Agreement, the terms of the Agreement, the terms of the Notes, by law, in equity, by statute (including, without limitation, Article 9 of the Illinois Uniform Commercial Code) or otherwise, for the protection and enforcement of their rights in respect of the Pledged Security, the Lender may be entitled to, without limitation (but is under no obligation to the Pledgor to do so):

(i)             transfer all or any part of the Pledged Security into the Lender’s name or the name of its nominee or nominees;

(ii)            after first obtaining all necessary regulatory approvals, vote all or any part of the Pledged Security (whether or not transferred into the name of the Lender or any nominee) and give all consents, waivers and ratifications in respect of the Pledged Security and otherwise act with respect thereto as though it were the outright owner thereof;

(iii)           at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Security, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk and for such price or prices and on such terms as the Lender in its absolute discretion may determine, provided that unless, in the sole discretion of the Lender, any of the Pledged Security threatens to decline in value or is or becomes a type sold on a recognized market, the Lender will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made.  Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Paragraph 14 below, at least fifteen (15) days before the time of the sale or disposition.  Any sale of any of the Pledged Security conducted in conformity with customary practices of banks, insurance companies or other financial institutions disposing of property similar to the Pledged Security shall be deemed to be commercially reasonable.   Any remaining Pledged Security shall remain subject to the terms of this Pledge Agreement; and

(iv)           collect any and all money due or to become due and enforce in the Pledgor’s name all rights with respect to the Pledged Security.

(b)           Pledgor agrees to give the Lender, any prospective purchaser (pursuant to Section 6(a)(iii)) of the Pledged Agreement and their respective representatives, reasonable access to further information (including, but not limited to, records, files, correspondence, tax work papers and audit work papers) relating to or concerning Wellman.

7.             Remedies Cumulative.  Each right, power and remedy of the Lender provided in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise.  The exercise or partial exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of all such other rights, powers or remedies, and no failure or delay on the part of the Lender to exercise any such right, power or remedy shall operate as a waiver thereof.

8.             Waiver of Defenses.  No renewal or extension of the time of payment of the Obligations; no release or surrender of, or failure to perfect or enforce, any security interest for the Obligations; no release of any person primarily or secondarily liable on the Obligations (including any maker, endorser, or guarantor); no delay in enforcement of payment of the Obligations; and no delay or emission in exercising any right or power with respect of the Obligations or any security agreement securing the Obligations shall affect the rights of the Bank in the Pledged Security.

9.             Waiver.  Waiver by the Lender of any Default hereunder, or of any breach of the provisions of this Pledge Agreement by the Pledgor, or any right of the Lender hereunder, shall not constitute a waiver of any other Default or breach or right, or the same Default or breach or right on a future occasion.

10.           Law Governing.  This Pledge Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the law of the State of Illinois applicable to agreements made and to be wholly performed in such state.  Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

11.           Pledgor’s Obligations Absolute.  The Obligations of the Pledgor under this Pledge Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by any circumstance whatsoever, including without limitation: (a) any amendment or modification of the Notes, the Agreement, or any document or instrument provided for herein or therein or related thereto, or any assignment, transfer or other disposition of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such document or instrument or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such document or instrument or this Pledge Agreement; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or similar proceeding with respect to the Pledgor or any of its properties or creditors; or (d) any limitation on the Pledgor’s liabilities or obligations under any such instrument or any invalidity or lack of enforceability, in whole or in part, of any such document or instrument or any term thereof, whether or not the Pledgor shall have notice or knowledge of the foregoing.

12.           Termination.  This Pledge Agreement shall terminate upon the receipt by the Lender of evidence satisfactory to the Lender in the Lender’s sole and absolute discretion of the payment in full of the Obligations.  At the time of such termination, the Lender, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Pledge Agreement, and will duly assign, transfer and deliver to the Pledgor such of the Pledged Security as has not yet theretofore been sold or otherwise applied or released pursuant to this Pledge Agreement.

13.           Further Assurances.  The Pledgor, at its expense, will duly execute, acknowledge and deliver all such instruments and take all such action as the Lender from time to time may request in order to further effectuate the purposes of this Pledge Agreement and to carry out the terms hereof.  The Pledgor, at its expense, will at all times cause this Pledge Agreement (or a proper notice or statement, in respect hereof) to be duly recorded, published and filed and rerecorded, republished and refiled in such manner and in such places, if any, and will pay or cause to be paid all such recording, filing and other taxes, fees and charges, if any, and will comply with all such statutes and regulations, if any, as may be required by law in order to establish, perfect, preserve and protect the rights and security interests of the Lender hereunder.

14.           Notices.   All communications provided for or related hereto shall be given in accordance with Section 14.10 of the Agreement.

15.           Amendments.  Any term of this Pledge Agreement may be amended only with the written consent of the Pledgor and the Lender.  Any amendment effected in accordance with this Paragraph 15 shall be binding upon (i) each current holder of the Notes; (ii) each future holder of the Notes; and (iii) the Pledgor.

16.           Assigns.  This Pledge Agreement and all rights and liabilities hereunder and in and to any and all Pledged Security shall inure to the benefit of the Lender and its successors and assigns, and shall be binding on the Pledgor and the Pledgor’s successors and assigns; provided, however, the Pledgor may not assign its rights or liabilities hereunder or to any of the Pledged Security without the written consent of the Lender.

17.           Miscellaneous.  This Pledge Agreement embodies the entire agreement and understanding between the Lender and the Pledgor and supersedes all prior agreements and understandings relating to the subject matter hereof.  The headings in this Pledge Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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The Pledgor acknowledges that this Pledge Agreement is and shall be effective upon execution by the Pledgor and delivery to and acceptance hereof by the Lender, and it shall not be necessary for the Lender to execute any acceptance hereof or otherwise to signify or express its acceptance hereof to the Pledgor.

FANSTEEL, INC.

By:
Its: